UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 15, 2022

MILESTONE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Québec	001-38899	Not applicable
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Dr. Frederik-Philips Boulevard,
Suite 420
Montréal, Québec CA	H4M 2X6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 336-0444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MIST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02	Unregistered Sales of Equity Securities.

On February 15, 2022, Milestone Pharmaceuticals, Inc. (the “Company”), granted an inducement award in the form of an option to purchase 330,000 of the Company’s common shares to David Bharucha, M.D., Ph.D. in connection with his appointment as the Company’s Chief Medical Officer. The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) granted the inducement award to Dr. Bharucha under the 2021 Inducement Plan (the “Inducement Plan”) that the Company has adopted and the applicable award agreement thereunder, which terms are substantially similar to the terms of the Company’s 2019 Equity Incentive Plan, as a material inducement to Dr. Bharucha’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4).

The inducement award is exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. The Company intends to file a registration statement on Form S-8 with the Securities and Exchange Commission to register the shares underlying the inducement award.

The disclosure in Item 5.02 of this Current Report on Form 8-K regarding the issuance of the inducement award to Dr. Bharucha is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Medical Officer

On February 16, 2022, the Company announced the appointment of Dr. Bharucha as the Company’s Chief Medical Officer, effective February 15, 2022.

Dr. Bharucha most recently served as Vice President, Research and Development, Clinical Development, from 2018 to 2021, and as Associate Vice-President, Research and Development, Clinical Development, from 2017 to 2018 at Allergan, a division of AbbVie. Prior to that, Dr. Bharucha held positions of increasing responsibility in Research and Development at Allergan, Actavis, PLC, and Forest Laboratories, where he led multiple U.S. and global programs, including in therapeutic areas of cardiovascular, internal medicine, anti-infectives, women’s health and urology, encompassing both new drug application (NDA) and label-expansion approvals. He has served on faculty at Mt. Sinai School of Medicine (NY) and Jefferson Medical University (Philadelphia). Dr. Bharucha’s training included fellowships in cardiology and electrophysiology at the Massachusetts General Hospital, Harvard Medical School. Dr. Bharucha received his M.D. (Honors) and Ph.D. (Biochemistry and Molecular Biology) from The University of Chicago, and his B.A. in Biology from Haverford College.

Dr. Bharucha does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Dr. Bharucha and any other person pursuant to which Dr. Bharucha was selected to serve as the Company’s Chief Medical Officer. There are no relationships or transactions between Dr. Bharucha and the Company that would be required to be disclosed under Item 404(a) of Regulation S-K.

Employment Agreement and Other Compensatory Arrangements

In connection with his appointment as the Company’s Chief Medical Officer, the Company and Dr. Bharucha entered into an employment agreement (the “Employment Agreement”), setting forth the terms of Dr. Bharucha’s employment with the Company. The Employment Agreement does not provide for a specified term of employment and Dr. Bharucha’s employment is on an at-will basis, subject to the payment of severance in certain circumstances as described below.

Under the Employment Agreement, Dr. Bharucha will receive an initial base salary of $445,000, which is subject to an annual performance review by the Compensation Committee. In addition, Dr. Bharucha will be eligible to receive an annual discretionary performance bonus for each calendar year during which he is employed under the Employment Agreement. The target amount of the performance bonus will be equal to 40% of Dr. Bharucha’s then-current base salary, with the actual bonus amount for the applicable calendar year to be recommended annually by the Compensation Committee for formal Board approval. Dr. Bharucha is also eligible to participate in the Company’s employee benefit, welfare and other plans generally available to the other executives of the Company, as may be maintained by the Company from time to time. In connection with his appointment, Dr. Bharucha entered into the Company’s standard form of indemnity agreement, the form of which has been filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 12, 2019.

Pursuant to the terms of the Employment Agreement, if Dr. Bharucha is terminated by the Company for a reason other than retirement, death, disability or cause or if Dr. Bharucha terminates his employment for good reason not in connection with a change in control, then Dr. Bharucha will be entitled to salary continuation and reimbursement of premiums to continue health care benefits for a period of nine months, subject to his execution of a general release in favor of our company.

Furthermore, pursuant to the terms of the Employment Agreement, if Dr. Bharucha is terminated by the Company without cause or if he terminates his employment for good reason within 30 days prior to, or 12 months immediately following, a change in control, then Dr. Bharucha will be entitled to receive (i) salary continuation and reimbursement of premiums to continue health care benefits for a period of 12 months, (ii) a one-time bonus equal to his target bonus for the year in which he is terminated and (iii) accelerated vesting of any outstanding and unvested share options, subject in the case of the foregoing clauses (i) and (ii), to his execution of a general release in favor of the Company.

As a material inducement to Dr. Bharucha’s acceptance of employment with the Company, the Compensation Committee approved an inducement award in the form of an option to purchase 330,000 of the Company’s common shares at an exercise price equal to the fair value of the Company’s common shares on the date of grant of February 15, 2022 (the “Inducement Award”). The Inducement Award vests over four years, with 25% of the shares subject to the option vesting on the first anniversary of Dr. Bharucha’s employment start date, and the remainder vesting in a series of thirty-six successive equal monthly installments over the following three years, subject to Dr. Bharucha’s continued service to the Company through such applicable vesting dates. The Inducement Award has a ten-year term and is subject to the terms and conditions of the share option agreement pursuant to which the option is granted.

The Inducement Award was granted to Dr. Bharucha under the Inducement Plan and the applicable award agreement thereunder, which terms are substantially similar to the terms of the Company’s 2019 Equity Incentive Plan, as a material inducement to Dr. Bharucha’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4). In the event of a change in control, and the termination of Dr. Bharucha’s employment without cause or his termination without good reason within 30 days prior to, or 12 months following a change in control, then all remaining unvested shares subject to the Inducement Award shall vest and become immediately exercisable in full.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

A copy of the Company’s press release announcing Dr. Bharucha’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Transition of Francis Plat as Chief Medical Officer

Concurrently with the appointment of Mr. Bharucha as the Company’s Chief Medical Officer, Francis Plat, M.D., transitioned to Chief Scientific Officer of the Company and, following the completion of the Phase 3 RAPID trial in the second half of 2022, will serve in an advisory capacity. There is no dispute between Dr. Plat and the Company with respect to any financial reporting matters, compliance or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated February 15, 2022 between David Bharucha, M.D., Ph.D. and Milestone Pharmaceuticals USA, Inc.

99.1	Press release dated February 16, 2022.

104	Cover Page Interactive Data File––the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE PHARMACEUTICALS INC.

By:	/s/ Amit Hasija
Amit Hasija
Chief Financial Officer

Dated: February 16, 2022